DE MARTINO FINKELSTEIN ROSEN & VIRGA
         A PARTNERSHIP CONSISTING OF PROFESSIONAL CORPORATIONS
                     1818 N STREET N.W., SUITE 400
                     WASHINGTON, D.C.  20036-2492
                                ------
                       TELEPHONE (202) 659-0494
                       TELECOPIER (202) 659-1290

VICTORIA BAYLIN*
KATHLEEN L. CERVENY                          NEW YORK OFFICE
RALPH V. DE MARTINO                              ------
STEVEN R. FINKELSTEIN*                       90 BROAD STREET, SUITE 1700
KEITH H. PETERSON*                           NEW YORK, NEW YORK 10004-2205
JEFFREY S. ROSEN                             TELEPHONE (212) 363-2500
GERARD A. VIRGA*                             TELECOPIER (212) 363-2723
*NOT ADMITTED TO DISTRICT OF COLUMBIA BAR

July 17, 1996

Board of Directors
Medcross, Inc.
3227 Bennet Street North
St. Petersburg, FL 33713

    Re:  Registration Statement on Form S-8/S-3

Ladies and Gentlemen:

We have acted as counsel to Medcross, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8/S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to stock options (the "Options") to purchase up to 400,000 shares of Common Stock, $.007 par value (the "Common Stock") and relating to a maximum of 400,000 shares of Common Stock issuable upon exercise of Options granted or to be granted pursuant to the 1995 Medcross, Inc. Employee Stock Option and Appreciation Rights Plan (the "Employee Plan").

We have examined the Employee Plan, the Articles of Incorporation, as amended, and the By-Laws of the Company, the minutes of the various meetings and consents of the Company's Board of Directors, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing, we are of the opinion that the Options to purchase up to 400,000 shares of Common Stock and the 400,000 shares of Common Stock which are subject of the Registration Statement have been duly authorized and when issued and paid for in accordance with the Employee Plan will be duly authorized, fully paid and nonassessable.

DE MARTINO FINKELSTEIN ROSEN & VIRGA

Board of Directors
July 17, 1996
Page 2


We hereby consent to be named in the Prospectus included in such Registration Statement as attorneys who have passed upon certain legal matters in connection with the shares of Common Stock offered thereby under the Caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                              Yours very truly,

                              /s/ De Martino Finkelstein Rosen & Virga
                              De Martino Finkelstein Rosen & Virga